Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES THIRD QUARTER FISCAL 2009
FINANCIAL AND OPERATING RESULTS

Minot, ND – March 12, 2009 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter ended January 31, 2009.  These results are summarized below; for the full report, please access the IRET website at www.iret.com to view the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended January 31, 2009 (click on “Investors”, “Financial Reporting” and then on “SEC Filings”).

During the third quarter of fiscal year 2009, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions.  Funds From Operations (FFO)1 decreased from the year-earlier period, and declined slightly on a per share and unit basis, primarily due to dilution following the Company’s October 2007 public offering of 6.9 million common shares and a decline in net income for the period.  Net income declined from the year-earlier period, primarily due to an increase in operating expenses in the three and nine months ended January 31, 2009 compared to the three and nine months ended January 31, 2008.  Additionally, an increase in vacancy rates in our portfolio and associated operating costs for the vacant space unreimbursed by tenants impacted net income in the third quarter of fiscal year 2009.  For the three month period ended January 31, 2009, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.9 million from $54.4 million.

•
FFO decreased to $15.5 million on approximately 80,038,000 weighted average shares and units outstanding, from $15.7 million on approximately 75,755,000 weighted average shares and units outstanding ($.19 per share and unit compared to $.21 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $785,000, compared to $2.4 million.

For the nine month period ended January 31, 2009, as compared to the same period of the prior fiscal year:

•	Revenues increased to $179.4 million from $162.2 million.

•
FFO increased to $48.0 million on approximately 79,642,000 weighted average shares and units outstanding, from $47.1 million on approximately 71,620,000 weighted average shares and units outstanding ($.60 per share and unit compared to $.66 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $4.5 million, compared to $7.0 million.

______________________________
[1]
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 3.2%, or $1.0 million, during the three months ended January 31, 2009, compared to the same period one year ago.  NOI from stabilized properties decreased in all of our segments except multi-family residential, which increased 0.3%.

Economic occupancy4 levels on a stabilized property basis increased or were flat in four of our five reportable segments during the three months ended January 31, 2009, compared to the three months ended January 31, 2008.  Economic occupancy levels on an all-property basis increased or were flat in three of our five reportable segments during the three months ended January 31, 2009, compared to the three months ended January 31, 2008.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended January 31, 2009, as compared to the three months ended January 31, 2008, were as follows:

Economic Occupancy Levels on a Stabilized Property and All Property Basis:

Segments	Stabilized Properties(a)		All Properties
	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
Multi-Family Residential	94.5%	93.9%	94.2%	93.1%
Commercial Office	88.6%	91.3%	88.8%	91.3%
Commercial Medical	95.5%	95.3%	95.0%	95.4%
Commercial Industrial	98.9%	94.9%	99.1%	94.3%
Commercial Retail	87.4%	87.4%	87.4%	87.4%

a.	For 3rd Quarter Fiscal 2009 and 3rd Quarter Fiscal 2008, stabilized properties excluded:

Multi-Family Residential -
Indian Hills, Sioux City, IA; Cottonwood IV Apartments, Bismarck, ND; Greenfield Apartments, Omaha, NE; Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND; Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN; 410 South Main, Minot, ND and IRET Corporate Plaza, Minot, ND.

Total number of units, 692. Occupancy % for the three and nine months ended January 31, 2009, 88.9% and 88.6%, respectively.

Commercial Office -	610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO; Plymouth 5095, Plymouth, MN; Bismarck 715 E Broadway, Bismarck, ND; 410 South Main, Minot, ND and IRET Corporate Plaza, Minot, ND.
Total square footage, 240,160. Occupancy % for the three and nine months ended January 31, 2009, 95.4% and 95.2%, respectively.

Commercial Medical -
Barry Point, Kansas City, MO; Edgewood Vista Billings, Billings, MT; Edgewood Vista East Grand Forks, East Grand Forks, MN; Edgewood Vista Sioux Falls, Sioux Falls, SD; Edina 6405 France Medical, Edina, MN; Edina 6363 France Medical, Edina, MN; Minneapolis 701 25th Ave Medical (Riverside), Minneapolis, MN; Burnsville 303 Nicollet Medical (Ridgeview), Burnsville, MN; Burnsville 305 Nicollet Medical (Ridgeview South), Burnsville, MN; Eagan 1440 Duckwood Medical, Eagan, MN; Edgewood Vista Belgrade, Belgrade, MT; Edgewood Vista Columbus, Columbus, NE; Edgewood Vista Fargo, Fargo, ND; Edgewood Vista Grand Island, Grand Island, NE; Edgewood Vista Norfolk, Norfolk, NE and 2828 Chicago Avenue, Minneapolis, MN.

Total square footage, 597,265. Occupancy % for the three and nine months ended January 31, 2009, 93.6% and 95.8%, respectively.

Commercial Industrial -	Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA; Woodbury 1865, Woodbury, MN; Eagan 2785 & 2795 Highway 55, Eagan, MN and Minnetonka 13600 County Road 62, Minnetonka, MN.
Total square footage, 916,937. Occupancy % for the three and nine months ended January 31, 2009, 100.0% and 100.0%, respectively.

Discontinued operations from fiscal 2008 include:
Multi-Family Residential -	405 Grant Avenue Apartments, Harvey, ND and Sweetwater – Green Acres 1&2 Apartments, Devils Lake, ND.
Total number of units, 60.

Commercial Office -	Minnetonka Office Building, Minnetonka, MN.
Total square footage, 1,142.

______________________________
[2]
We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

[3]
Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

[4]
Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisitions and Development Projects Placed in Service

During the third quarter of fiscal year 2009, IRET acquired an approximately 69,984 square foot office/warehouse property located in Minnetonka, Minnesota, for a purchase price of $4.0 million, consisting of $3.0 million in cash and the balance payable under a promissory note with a ten-year term, at 6% interest.  An affiliate of the seller is leasing the property on a triple-net basis for ten years.  If the tenant defaults in the initial term of the lease, the then-current balance of the promissory note is forfeited to the Company.  The Company had no dispositions in the third quarter of fiscal year 2009.

During the second quarter of fiscal year 2009, IRET acquired a 36-unit apartment building located in Isanti, Minnesota, for a purchase price of $3.1 million, consisting of approximately $1.3 million in cash and limited partnership units of IRET’s operating partnership valued at approximately $1.8 million, and also acquired an approximately 22,500 square foot one-story office building, on approximately 2.5 acres in Bismarck, North Dakota, for a purchase price of approximately $2.2 million.  The office building is connected to a vacant four-story office property that the Company is demolishing; this vacant property is classified as Unimproved Land in the table below.  The Company had no material dispositions in the second quarter of fiscal year 2009.

Also, during the second quarter of fiscal year 2009, IRET completed the remaining interior work and tenant improvements in its approximately 31,643 square foot addition to the Company’s Southdale Medical Building in Edina, Minnesota.  The cost of the expansion project was approximately $6.8 million, excluding relocation, tenant improvement and leasing costs incurred to relocate tenants in the existing facility.  Additionally, during the second quarter of fiscal year 2009, IRET completed construction of an approximately 56,239 square foot medical office building and adjoining parking ramp next to the Company’s existing five-story medical office building located at 2828 Chicago Avenue in Minneapolis, Minnesota.  The new medical office building and adjoining parking ramp cost approximately $12.8 million to construct.

During the first quarter of fiscal year 2009, IRET acquired a parcel of unimproved land in Bismarck, North Dakota for approximately $576,000, and four small apartment buildings with a total of 52 units in Minot, North Dakota, for a total purchase price (excluding closing costs) of approximately $2.5 million, including the issuance of limited partnership units of IRET Properties, the Company’s operating partnership, valued at $2.0 million. The Company had no dispositions in the first quarter of fiscal year 2009.

The following table details the Company’s acquisitions and development projects placed in-service during the nine months ended January 31, 2009:

	(in thousands)
Acquisitions and Development Projects Placed in Service	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
33-unit Minot Westridge Apartments – Minot, ND	$67	$1,887	$0	$1,954
12-unit Minot Fairmont Apartments – Minot, ND	28	337	0	365
4-unit Minot 4th Street Apartments – Minot, ND	15	74	0	89
3-unit Minot 11th Street Apartments – Minot, ND	11	53	0	64
36-unit Evergreen Apartments – Isanti, MN	380	2,720	0	3,100
10-unit 401 S. Main Apartments – Minot, ND3	0	760	0	760
71-unit IRET Corporate Plaza Apartments – Minot, ND4	0	9,010	0	9,010
	501	14,841	0	15,342
Commercial Property - Office
22,500 sq. ft. Bismarck 715 E. Broadway – Bismarck, ND	389	1,267	255	1,911
54,335 sq. ft. IRET Corporate Plaza – Minot, ND4	0	3,333	0	3,333
	389	4,600	255	5,244
Commercial Property - Medical
56,239 sq. ft. 2828 Chicago Avenue – Minneapolis, MN1	0	5,052	0	5,052
31,643 sq. ft. Southdale Medical Expansion (6545 France) – Edina, MN2	0	1,378	0	1,378
	0	6,430	0	6,430
Commercial Property - Industrial
69,984 sq. ft. Minnetonka 13600 Cty Rd 62 – Minnetonka, MN	527	2,460	1,013	4,000
	527	2,460	1,013	4,000
Unimproved Land
Bismarck 2130 S. 12th Street – Bismarck, ND	576	0	0	576
Bismarck 700 E. Main – Bismarck ND	314	0	0	314
	890	0	0	890

Total Property Acquisitions	$2,307	$28,331	$1,268	$31,906
(1)
Development property placed in service September 16, 2008. Approximately $800,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $7.8 million.

(2)
Development property placed in service September 17, 2008. Approximately $364,000 of this cost was incurred in the three months ended January 31, 2009. Additional costs incurred in fiscal year 2008 totaled $5.4 million.

(3)	Development property placed in service November 10, 2008. Additional costs incurred in fiscal year 2008 totaled approximately $14,000.
(4)	Development property placed in service January 19, 2009. Additional costs incurred in fiscal years 2008 and 2007 totaled $8.6 million.

Development Activity

The Company has several ongoing development or renovation projects.  As of January 31, 2009, IRET is engaged in the following significant development activity:

IRET Corporate Plaza:  The Company is nearing completion on its construction of a mixed-use project on a parcel of land it purchased for approximately $1.8 million in fiscal year 2007, located in Minot, North Dakota.  The project consists of 71 apartments, of which 43 were leased as of March 9, 2009, and approximately 54,335 rentable square feet of office and retail space, of which the Company will occupy approximately one-third when it moves its Minot, North Dakota offices to this location during the fourth quarter of the Company’s current fiscal year.  The Company is currently marketing the remainder of the commercial/retail space.  The expected total cost of the project is approximately $21.0 million, including out-lot infrastructure but not including tenant improvements.  As of January 31, 2009, the Company has incurred approximately $20.9 million of the estimated construction cost of this project.

Shareholder Equity, Distributions and Capital Structure

On January 14, 2009, IRET paid a quarterly distribution of $0.1695 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 151st consecutive distribution at equal or increasing rates.  IRET also paid, on December 31, 2008, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of January 31, 2009, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, March 13, 2009 at 9:00 A.M. Central Daylight Time.  In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Daylight Time on Thursday, March 12, 2009.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, March 27, 2009.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 78 multi-family residential properties with 9,645 apartment units; and 66 office properties, 49 medical properties (including senior housing), 18 industrial properties and 33 retail properties with a total of approximately 11.7 million square feet of leasable space.  IRET’s distributions have increased every year for 38 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2008 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2009	April 30, 2008
ASSETS
Real estate investments
Property owned	$1,719,690	$1,648,259
Less accumulated depreciation	(251,493)	(219,379)
	1,468,197	1,428,880
Development in progress	0	22,856
Unimproved land	5,695	3,901
Mortgage loans receivable, net of allowance of $3 and $11, respectively	161	541
Total real estate investments	1,474,053	1,456,178
Other assets
Cash and cash equivalents	31,022	53,481
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $819 and $992, respectively	15,558	14,113
Accounts receivable, net of allowance of $492 and $261, respectively	3,678	4,163
Real estate deposits	242	1,379
Prepaid and other assets	1,514	349
Intangible assets, net of accumulated amortization of $42,830 and $34,493, respectively	55,663	61,649
Tax, insurance, and other escrow	8,271	8,642
Property and equipment, net of accumulated depreciation of $1,020 and $1,328, respectively	1,436	1,467
Goodwill	1,392	1,392
Deferred charges and leasing costs, net of accumulated amortization of $9,591 and $7,265, respectively	16,039	14,793
TOTAL ASSETS	$1,609,288	$1,618,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$32,275	$33,757
Revolving lines of credit	8,500	0
Mortgages payable	1,068,127	1,063,858
Other	1,636	978
TOTAL LIABILITIES	1,110,538	1,098,593

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	13,000	12,609
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	153,566	161,818
(21,184,054 units at January 31, 2009 and 21,238,342 units at April 30, 2008)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2009 and April 30, 2008, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 59,127,397 shares issued and outstanding at January 31, 2009, and 57,731,863 shares issued and outstanding at April 30, 2008)	452,440	440,187
Accumulated distributions in excess of net income	(147,573)	(122,498)
Total shareholders’ equity	332,184	345,006
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,609,288	$1,618,026

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months and nine months ended January 31, 2009 and 2008

	Three Months Ended January 31		Nine Months Ended January 31
	(in thousands, except per share data)
	2009	2008	2009	2008
REVENUE
Real estate rentals	$49,061	$44,655	$145,575	$133,291
Tenant reimbursement	11,873	9,769	33,778	28,917
TOTAL REVENUE	60,934	54,424	179,353	162,208
EXPENSES
Interest	17,341	15,840	51,307	46,969
Depreciation/amortization related to real estate investments	14,023	12,152	40,821	36,505
Utilities	4,961	4,184	14,002	12,428
Maintenance	7,672	6,181	21,256	18,208
Real estate taxes	7,549	6,743	22,406	19,635
Insurance	734	669	2,238	1,925
Property management expenses	4,983	3,790	13,754	11,298
Administrative expenses	1,213	1,234	3,569	3,457
Advisory and trustee services	123	114	337	354
Other expenses	313	343	1,157	1,053
Amortization related to non-real estate investments	527	356	1,455	1,039
TOTAL EXPENSES	59,439	51,606	172,302	152,871
Interest income	123	953	556	1,646
Other income	29	70	132	443
Income before gain on sale of other investments and minority interest and discontinued operations	1,647	3,841	7,739	11,426
Gain on sale of other investments	0	2	54	4
Minority interest portion of operating partnership income	(284)	(855)	(1,631)	(2,691)
Minority interest portion of other partnerships’ (income) loss	15	(11)	97	25
Income from continuing operations	1,378	2,977	6,259	8,764
Discontinued operations, net of minority interest	0	6	0	36
NET INCOME	1,378	2,983	6,259	8,800
Dividends to preferred shareholders	(593)	(593)	(1,779)	(1,779)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$785	$2,390	$4,480	$7,021
Earnings per common share from continuing operations	$.02	$.04	$.08	$.14
Earnings per common share from discontinued operations	.00	.00	.00	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.02	$.04	$.08	$.14

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
Three Months Ended January 31,	2009			2008
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$1,378			$2,983
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	785	58,832	$.02	2,390	55,304	$.04
Adjustments:
Minority interest in earnings of Unitholders	284	21,206		858	20,451
Depreciation and amortization(1)	14,454			12,456
(Gains)/loss on depreciable property sales	0			(2)
Funds from operations applicable to common shares and Units	$15,523	80,038	$.19	$15,702	75,755	$.21

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2009			2008
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$6,259			$8,800
Less dividends to preferred shareholders	(1,779)			(1,779)
Net income available to common shareholders	4,480	58,373	$.08	7,021	51,214	$.14
Adjustments:
Minority interest in earnings of Unitholders	1,631	21,269		2,704	20,406
Depreciation and amortization(4)	41,935			37,393
(Gains)/loss on depreciable property sales	(54)			(4)
Funds from operations applicable to common shares and Units	$47,992	79,642	$.60	$47,114	71,620	$.66

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,550 and $12,508, and depreciation/amortization from Discontinued Operations of $0 and $13, less corporate-related depreciation and amortization on office equipment and other assets of $96 and $65, for the three months ended January 31, 2009 and 2008, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $42,276 and $37,544, and depreciation/amortization from Discontinued Operations of $0 and $42, less corporate-related depreciation and amortization on office equipment and other assets of $341 and $193, for the nine months ended January 31, 2009 and 2008, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended January 31, 2009	Multi-Family Residential	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Total

Real estate revenue	$19,394	$20,793	$13,346	$3,429	$3,972	$60,934
Real estate expenses	9,406	9,548	4,435	885	1,625	25,899
Net operating income	$9,988	$11,245	$8,911	$2,544	$2,347	35,035
Interest						(17,341)
Depreciation/amortization						(14,550)
Administrative, advisory and trustee fees						(1,336)
Other expenses						(313)
Other income						152
Income before gain on sale of other investments and minority interest and discontinued operations						$1,647

	(in thousands)
Three Months Ended January 31, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,371	$20,621	$8,879	$3,028	$3,525	$54,424
Real estate expenses	8,614	8,853	2,259	710	1,131	21,567
Net operating income	$9,757	$11,768	$6,620	$2,318	$2,394	32,857
Interest						(15,840)
Depreciation/amortization						(12,508)
Administrative, advisory and trustee fees						(1,348)
Operating expenses						(343)
Non-operating income						1,023
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$3,841

	(in thousands)
Nine Months Ended January 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$57,397	$62,321	$39,172	$9,500	$10,963	$179,353
Real estate expenses	27,060	28,194	12,061	2,420	3,921	73,656
Net operating income	$30,337	$34,127	$27,111	$7,080	$7,042	105,697
Interest						(51,307)
Depreciation/amortization						(42,276)
Administrative, advisory and trustee fees						(3,906)
Other expenses						(1,157)
Other income						688
Income before gain on sale of other investments and minority interest and discontinued operations						$7,739

	(in thousands)
Nine Months Ended January 31, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$54,358	$61,826	$26,764	$8,718	$10,542	$162,208
Real estate expenses	25,574	26,289	6,575	1,836	3,220	63,494
Net operating income	$28,784	$35,537	$20,189	$6,882	$7,322	98,714
Interest						(46,969)
Depreciation/amortization						(37,544)
Administrative, advisory and trustee fees						(3,811)
Operating expenses						(1,053)
Non-operating income						2,089
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$11,426